State of Delaware
Secretary of State
Division of Corporations
Delivered 08:56 PM 11/06/2003
FILED 08:56 PM 11/06/2003
SRV 030715687 - 3725058 FILE

CERTIFICATE OF INCORPORATION
OF
MARINE VENTURES, INC.

ARTICLE I
NAME

The name of the corporation is Marine Ventures, Inc.

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801. The name of its registered agent at that address is The Corporation Trust Company. New Castle county.

ARTICLE III
CORPORATE PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporate Law of the State of Delaware.

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1000 shares of common stock, par value $.01 per share.

ARTICLE V
DIRECTORS PROTECTED

A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or employees or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VI
CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VII
NO LIABILITY OF HOLDERS OF
CAPITAL STOCK FOR CORPORATE DEBTS

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

ARTICLE VIII
ELECTION OF DIRECTORS

Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

ARTICLE IX
INCORPORATOR

The name and mailing address of the Sole Incorporator are as follows:

William S. Fisher
200 West Silver Spring Drive
Suite 210
Glendale, WI 53217
Telephone: 414-963-8657

I, the Undersigned, or the purpose of forming a corporation under the laws of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 6th day of November, 2003.

William S. Fisher, Esq.
Incorporator